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CONTACT: Carol A. Cox, 201-930-3720	EMAIL: ccox@barrlabs.com
Barr and Shire Sign Three Agreements: A Product Acquisition Agreement for ADDERALL®; A Product Development Agreement; and A Settlement and License Agreement for ADDERALL XR®
Parties Agree to Settle Pending Patent Litigation Regarding ADDERALL XR®; Form Strategic Development Partnership on Six Proprietary Products
WOODCLIFF LAKE, NJ – August 14, 2006...Barr Pharmaceuticals, Inc. (NYSE: BRL) (“the Company”) today announced that its subsidiary Duramed Pharmaceuticals, Inc. (“Duramed”) and Shire plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) have signed a Product Acquisition Agreement for ADDERALL® (immediate-release mixed amphetamine salts) tablets and a Product Development Agreement for six proprietary products, and that its subsidiary Barr Laboratories, Inc. (“Barr”) has signed a Settlement and License Agreement relating to the resolution of two pending patent cases involving Shire’s ADDERALL XR®. The agreements will be submitted to the United States Federal Trade Commission as required by law and become effective upon the Courts’ signing of consent judgments in the two pending cases.
“We believe the agreements announced today provide an equitable resolution to our ADDERALL XR patent litigation that creates a significant benefit for consumers, as well as the Company’s shareholders,” said Bruce L. Downey, Barr’s Chairman and Chief Executive Officer. “First and foremost, the agreements enable a pro-competitive and pro-consumer introduction of a generic version of ADDERALL XR more than nine years earlier than might otherwise have been possible. It will also result in an investment in research and development for six products initially, which will enhance our ability to expand our proprietary development activities. Finally, it provides us immediate access to the immediate-release ADDERALL brand product, a generic version of which we have manufactured and marketed since 2002.”
Product Acquisition Agreement
The Product Acquisition Agreement provides for Duramed to purchase Shire’s ADDERALL® (immediate-release mixed amphetamine salts) tablets. Under the terms of the agreement, Duramed will pay Shire $63 million. This agreement is subject to reporting under the United States Hart-Scott-Rodino Act.
Barr currently manufactures and markets a generic version of ADDERALL that it first launched in February 2002. ADDERALL is indicated as an integral part of a total treatment program which typically includes other remedial measures (psychological, educational, social) for a stabilizing effect in children with behavioral syndrome characterized by the following group of developmentally inappropriate symptoms: moderate to severe distractibility, short attention span, hyperactivity, emotional lability and impulsivity. Current annual sales for the branded ADDERALL product for the twelve months ended June 2006 are approximately $40 million, based on industry sources.
Product Development Agreement
In a separate Development Agreement, Duramed has granted Shire a license to obtain regulatory approval for and market in certain specified territories Duramed’s recently approved SEASONIQUE™ (levonorgestrel/ethinyl estradiol tablets 0.15 mg/0.03 mg and ethinyl estradiol tablets 0.01 mg) extended-cycle oral contraceptive product and five products in various stages of development utilizing Duramed’s transvaginal ring technology. Shire has agreed to pay Duramed an initial $25 million payment for previously incurred product development expenses, and will reimburse Duramed for development expenses incurred going forward up to a maximum of $140 million over an eight year period, not to exceed $30 million per year. Upon approval of these products, Duramed will retain rights to market and promote these products in North America, Central and Eastern Europe and Russia and Shire will maintain the same rights in the rest of the world, including five countries in Western Europe.
Settlement and License Agreements
The Settlement and License Agreements permit Barr to launch a generic version of ADDERALL XR, under terms of a license commencing on April 1, 2009, more than nine years earlier than the last-to-expire Shire patent listed in the U.S. Food and Drug Administration’s Orange Book, or earlier under certain circumstances such as the launch of another party’s generic version of ADDERALL XR. The license will be exclusive for the first 180-days following Barr’s launch. Barr would pay Shire a royalty equal to a portion of profits generated from the sales of generic ADDERALL XR during the time that Barr is the only generic marketing a generic version of ADDERALL XR. As part of the settlement, Barr admits that Shire’s patents are valid and enforceable and that Barr’s generic product infringes one of the Shire patents.
About Barr
Barr Pharmaceuticals, Inc. is a holding company whose principal subsidiaries, Barr Laboratories, Inc. and Duramed Pharmaceuticals, Inc., develop, manufacture and market generic and proprietary pharmaceuticals. For more information about Barr, please visit Barr’s website at www.barrlabs.com.
Forward-Looking Statements
Except for the historical information contained herein, the statements made in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by their use of words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates” and other words of similar meaning. Because such statements inherently involve risks and uncertainties that cannot be predicted or quantified, actual results may differ materially from those expressed or implied by such forward-looking statements depending upon a number of factors affecting the Company’s business. These factors include, among others: the difficulty in predicting the timing and outcome of legal proceedings, including patent-related matters such as patent challenge settlements and patent infringement cases; the outcome of litigation arising from challenging the validity or non-infringement of patents covering our products; the difficulty of predicting the timing of FDA approvals; court and FDA decisions on exclusivity periods; the ability of competitors to extend exclusivity periods for their products; our ability to complete product development activities in the timeframes and for the costs we expect; market and customer acceptance and demand for our pharmaceutical products; our dependence on revenues from significant customers; reimbursement policies of third party payors; our dependence on revenues from significant products; the use of estimates in the preparation of our financial statements; the impact of competitive products and pricing on products, including the launch of authorized generics; the ability to launch new products in the timeframes we expect; the availability of raw materials; the availability of any product we purchase and sell as a distributor; the regulatory environment; our exposure to product liability and other lawsuits and contingencies; the increasing cost of insurance and the availability of product liability insurance coverage; our timely and successful completion of strategic initiatives, including integrating companies and products we acquire and implementing our new enterprise resource planning system; fluctuations in operating results, including the effects on such results from spending for research and development, sales and marketing activities and patent challenge activities; the inherent uncertainty associated with financial projections; changes in generally accepted accounting principles; and other risks detailed from time-to-time in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the fiscal year ended June 30, 2005.
The forward-looking statements contained in this press release speak only as of the date the statement was made. The Company undertakes no obligation (nor does it intend) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required under applicable law.
[EDITOR’S ADVISORY: Barr Pharmaceuticals, Inc. news releases are available free of charge through PR Newswire’s News On-Call site at http://www.prnewswire.com/comp/089750.html. Barr news releases and corporate information are also available on Barr’s website (www.barrlabs.com). For complete indications, warnings and contraindications, contact Barr’s Drug Information Department at 1-800-Barr Lab. All trademarks referenced herein are the property of their respective owners.]
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